June 2026 Moving Infrastructure Forward Investor Presentation Exhibit 99.1

FORWARD LOOKING STATEMENTS Some statements in this presentation, which are not historical facts, are “forward-looking statements” as defined by the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements about Arcosa’s estimates, expectations, beliefs, intentions or strategies for the future. Arcosa uses the words “anticipates,” “assumes,” “believes,” “estimates,” “expects,” “intends,” “forecasts,” “may,” “will,” “should,” “guidance,” “outlook,” “strategy,” “plans,” “goal,” and similar expressions to identify these forward-looking statements. Forward-looking statements speak only as of the date of this presentation, and Arcosa expressly disclaims any obligation or undertaking to disseminate any updates or revisions to any forward- looking statement contained herein, except as required by federal securities laws. Forward-looking statements are based on management’s current views and assumptions and involve risks and uncertainties that could cause actual results to differ materially from historical experience or our present expectations, including but not limited to assumptions, risks and uncertainties regarding the failure to achieve the expected benefits of acquisitions or divestitures; market conditions and customer demand for Arcosa’s business products and services; the impact of Arcosa's level of indebtedness; the cyclical nature of, and seasonal or weather impact on, the industries in which Arcosa competes; competition and other competitive factors; governmental and regulatory factors; changing technologies; availability of growth opportunities; market recovery; ability to improve margins; the impact of inflation and costs of materials; impacts from the Inflation Reduction Act and One Big Beautiful Bill Act; the delivery or satisfaction of any backlog or firm orders; the impact of pandemics on Arcosa’s business; the impact of tariffs; and Arcosa’s ability to execute its long-term strategy, and such forward-looking statements are not guarantees of future performance. For further discussion of such risks and uncertainties, see “Risk Factors” and the “Forward-Looking Statements” section of “Management's Discussion and Analysis of Financial Condition and Results of Operations” in Arcosa's Form 10-K for the year ended December 31, 2025 and as may be revised and updated by Arcosa's Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. NON-GAAP FINANCIAL MEASURES This presentation contains financial measures that have not been prepared in accordance with U.S. generally accepted accounting principles (“GAAP”). Reconciliations of non-GAAP financial measures to the closest GAAP measure are provided in the Appendix. 2

Overview 3

Arcosa’s Value Proposition 4 FOCUSED on margin expansion and cash flow generation EXPERIENCED management team with history of managing through economic cycles LEADING businesses serving critical infrastructure markets TRACK RECORD of executing on strategic priorities DISCIPLINED CAPITAL allocation process to grow in attractive markets and improve returns on capital

Arcosa at a Glance 5 Net Income Adjusted EBITDA Employees Years of Operating History Revenues$2.5B $166M $520M ~6,390 70+ We operate in two infrastructure-related segments Revenues, Net Income, and Adjusted EBITDA reflect continuing operations and are for the twelve months ended 3/31/2026. See Adjusted Net Income and Adjusted EBITDA reconciliations in Appendix. Headcount is as of 12/31/2025.

Construction Products Aggregates | Specialty Materials | Asphalt | Construction Site Support Engineered Structures Utility Structures | Traffic Structures | Lighting Poles| Telecom Poles | Wind Towers 6 Strong geographic footprint and a product portfolio positioned to support long-term US construction activity. Serves a broad spectrum of US power and infrastructure markets.

Strategic Update 7

Strategic Simplification Unlocks a Stronger, More Focused Arcosa The barge divestiture is the latest in a series of actions taken to streamline our portfolio and transform Arcosa. As a result, we have a strong foundation from which to execute, with key growth platforms well-positioned to deliver continued shareholder value creation. GROW in attractive markets where we can achieve sustainable competitive advantages REDUCE the complexity and cyclicality of the overall business IMPROVE long-term returns on invested capital INTEGRATE sustainability initiatives into our long-term strategy 8 OUR VISION

Focused Growth Strategy Anchors Disciplined and Confident 2026 Outlook 9 Barge Divestiture is Further Step in Strategic Transformation • Completed transaction to sell the barge business for $450 million in cash • Significantly reduces portfolio complexity and cyclicality, while raising overall margin profile • Centrally focused on two segments, Construction Products and Engineered Structures • Net proceeds to support investments in core growth platforms and debt reduction 2026 Guidance for Continuing Operations • Increased mid-point of full year 2026 guidance range. Now expect: – Revenues up 6% year-over-year – Adjusted EBITDA up 11% year-over-year • Reflects first quarter outperformance in utility structures and increased confidence for the balance of the year

LTM 3/31/20261Key Acquisitions Divestitures 2018 Significant Advancement of Strategic Transformation Focused on growth in Construction Products and Engineered Structures 101 LTM 3/31/26 pro forma for the divestiture of the barge business. See Adjusted Segment EBITDA reconciliations in the Appendix. % Adjusted EBITDA, excluding corporate costs Construction Products 33% Engineered Structures 38% Transportation Products 29% CONSOLIDATED ADJUSTED EBITDA & MARGIN $187M | 12.8% STEEL COMPONENTSTANK MARINE Construction Products Engineered Structures Construction Products 61% Engineered Structures 39% CONSOLIDATED ADJUSTED EBITDA & MARGIN $520M | 20.6%

Investment in our Construction Products Platform

~$2.8 billion inorganic investment in Construction Products to expand our growth platform

KEY ACQUISITIONS	ACG MATERIALS Q4 2018	CHERRY Q1 2020	STRATA MATERIALS Q3 2020	STONEPOINT MATERIALS Q2 2021	SOUTHWEST ROCK PRODUCTS Q3 2021	RAMCO Q2 2022	STAVOLA Q4 2024
PRODUCT LINE	Specialty Materials Natural Aggregates	Recycled Aggregates Natural Aggregates	Recycled Aggregates Natural Aggregates	Natural Aggregates	Natural Aggregates	Recycled Aggregates	Natural Aggregates Recycled Aggregates FOB Asphalt
STRATEGIC FIT	▪ Added complementary scaled platform ▪ Diversified customer based and end-markets	▪ Expanded presence in Houston ▪ Entry into recycled aggregates	▪ Expanded presence in DFW ▪ Increased exposure to recycled aggregates	▪ Entry into attractive new geographies (TN, KY, and PA) ▪ Expanded presence in TX and along the Gulf	▪ Scaled entry into Phoenix	▪ Entry into Southern California market	▪ Expand exposure to northeast region ▪ Scaled and vertically intergraded aggregates and asphalt operations
LOCATION COUNT	**24** active mines **5** production facilites	**12** locations	**5** crushing locations **1** active mines	**14** active mines	**6** active mines	**4** crushing locations	**5** active mines **3** recycled aggregates facilities **12** asphalt plants
PURCHASE PRICE	$315M	$298M	$87M	$375M	$150M	$75M	$1,200M
PURCHASE MULTIPLE	9.8X	8.1X	8.5X	12.9X[(1)]	10.7X	7.8X	10.7X[(1)]

Attractive fundamentals of Aggregates and Specialty Materials

- Attractive markets with long-term pricing and volume growth
- Sustainable competitive advantages, through reserve positions, permits, product portfolio, proprietary processing capabilities, and deep market knowledge
- Fragmented industry structure with ability to buy small to medium size assets at attractive multiples
- Ability to use acquisitions as growth platforms for future organic and bolt-on opportunities

(1) Multiple shown net of estimated tax benefits

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Strong Cash Generation Enables Rapid Deleveraging and Financial Flexibility 12 Free Cash Flow from Continuing Operations ($M)Net Debt / Adjusted EBITDA (ratio at end of period) Target of 2.0 – 2.5x 1.3 2.9 2.3 2.3 1.9 YE 2023 YE 2024 YE 2025 1Q26 Pro forma 1Q26, for Barge Sale 261 502 341 420 -167 -171 -139 -148 FY 2023 FY 2024 94 331 FY 2025 LTM 1Q26 202 272 Operating Cash Flow Net Capital Expenditures See Net Debt / Adjusted EBITDA and Free Cash Flow reconciliation in Appendix.

2026 Outlook 13

v Guidance Update — Continuing Operations Raised revenue and Adjusted EBITDA guidance due to first quarter outperformance in utility structures and increased confidence in the remainder of the year 14Guidance (as of April 30, 2026) is for Continuing Operations and therefore excludes the impact of the barge business on current and prior year Revenue ($M) Adjusted EBITDA ($M) MARGIN 20.4% 21.3% 510 FY-25 Previous Guidance Updated Guidance 520 - 565 545 - 585 +11% 20.8% 2,500 FY-25 Previous Guidance Updated Guidance 2,540 – 2,670 2,600 – 2,700 +6%

Q1 2026 Performance Reflects Operational Strength and Disciplined Execution in our Streamlined Portfolio1 15 1 All year-over-year comparisons are for continuing operations and exclude the impact of the barge business. See Appendix for reconciliation of Non-GAAP measures. First quarter Adjusted EBITDA growth of 10% and 100 basis points of margin improvement Record revenue, Adjusted EBITDA margin and backlog in utility structures In-line performance in Construction Products despite seasonal headwinds Aggregates pricing up 2% and volume increase of 4% generate 7% cash unit profitability expansion Completed sale of barge business on April 1st, a significant strategic milestone Enhanced balance sheet strength and financial flexibility

Market Outlook 161 ARTBA, February 2026 CONSTRUCTION PRODUCTS • Expect mid-single digit aggregates pricing growth and low-single digit volume improvement for 2026 • Infrastructure spending supported by federal funding from IIJA and healthy state DOT budgets • $350B of IIJA funds for highways and bridges through 2026 – ~52% has been spent1 • Private non-residential positively impacted by data centers, reshoring, power generation, and LNG projects • Timing of interest rate reductions and macro uncertainty are slowing recovery in residential and commercial • Proactively addressing higher oil-related input costs ENGINEERED STRUCTURES • Strong backlog for utility and related structures, up 28% YTD, driven by grid-hardening, replacing aging infrastructure, and connecting renewables to the grid • Additional demand catalysts from expansion of data centers and rise in electricity consumption • Conversion of our idled Illinois wind tower facility is tracking ahead of schedule and is expected to begin delivering utility structures by the end of the second quarter • Wind volumes are expected to step down in 2026 with a return to 2025 levels in 2027 based on current backlog • Impact of recent Section 232 steel tariff expected to be immaterial

Appendix 17

Guidance Summary 18 REVENUE Full year 2026 range of $2.6B to $2.7B for continuing operations, compared to previous range of $2.54B to $2.67B 2025 full year revenue for continuing operations was $2.5B ADJUSTED EBITDA Full year 2026 range of $545M to $585M for continuing operations, compared to previous range of $520M to $565M 2025 full year Adjusted EBITDA for continuing operations was $510M TAX RATE Full year 2026 effective tax rate for continuing operations of ~16% to 18% CAPITAL EXPENDITURES Full year 2026 capex of $215M to $240M, including $70M to $80M for growth projects OTHER Full year net interest expense of $79M to $81M Full year 2026 depreciation, depletion and amortization expense of $225M to $235M Reflects April 30, 2026 update

Non-GAAP Measures 19 Refer to slides that follow for accompanying reconciliations “EBITDA” is defined as net income plus interest, taxes, depreciation, depletion, and amortization. “Adjusted EBITDA” is defined as EBITDA adjusted for certain items that are not reflective of the normal earnings of our business. GAAP does not define EBITDA or Adjusted EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including net income. We use Adjusted EBITDA to assess the operating performance of our consolidated business, as a metric for incentive-based compensation, as a measure within our lending arrangements, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry, we believe Adjusted EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items which can vary significantly depending on many factors. “Adjusted EBITDA Margin” is defined as Adjusted EBITDA divided by Revenues. GAAP does not define “Adjusted Net Income” and it should not be considered as an alternative to earnings measures defined by GAAP, including net income. We use this metric to assess the operating performance of our consolidated business. We adjust net income for certain items that are not reflective of the normal operations of our business to provide investors with what we believe is a more consistent comparison of earnings performance from period to period. “Segment EBITDA” is defined as segment operating profit plus depreciation, depletion, and amortization. “Adjusted Segment EBITDA” is defined as Segment EBITDA adjusted for certain items that are not reflective of the normal earnings of our business. GAAP does not define Segment EBITDA or Adjusted Segment EBITDA and they should not be considered as alternatives to earnings measures defined by GAAP, including segment operating profit. We use Adjusted Segment EBITDA to assess the operating performance of our businesses, as a metric for incentive-based compensation, and as a basis for strategic planning and forecasting as we believe that it closely correlates to long-term shareholder value. As a widely used metric by analysts, investors, and competitors in our industry we believe Adjusted Segment EBITDA also assists investors in comparing a company's performance on a consistent basis without regard to depreciation, depletion, amortization, and other items, which can vary significantly depending on many factors. “Adjusted Segment EBITDA Margin” is defined as Adjusted Segment EBITDA divided by Revenues. “Aggregates Freight-Adjusted Revenues” is defined as aggregates revenues less freight and delivery, which are pass-through activities, and other revenues, which are largely service related. We use this metric to calculate “Aggregates Freight-Adjusted Average Sales Price”, which is Aggregates Freight-Adjusted Revenues divided by shipments. “Aggregates Adjusted Cash Gross Profit” is defined as aggregates gross profit plus depreciation, depletion, and amortization and adjusted for certain items that are not reflective of the normal earnings of our business. “Aggregates Adjusted Cash Gross Profit Per Ton” is Aggregates Adjusted Cash Gross Profit divided by shipments. GAAP does not define these metrics and they should not be considered as alternatives to earnings measures defined by GAAP, including aggregates revenues and aggregates gross profit. We believe that this presentation is consistent with our competitors. These metrics are used by analysts and investors in comparing a company's performance on a consistent basis. GAAP does not define “Net Debt” and it should not be considered as an alternative to cash flow or liquidity measures defined by GAAP. The Company uses Net Debt, which it defines as total debt minus cash and cash equivalents to determine the extent to which the Company’s outstanding debt obligations would be satisfied by its cash and cash equivalents on hand. The Company also uses “Net Debt to Adjusted EBITDA”, which it defines as Net Debt divided by Adjusted EBITDA for the trailing twelve months as a metric of its current leverage position. We present this metric for the convenience of investors who use such metrics in their analysis and for shareholders who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions. GAAP does not define “Free Cash Flow” and it should not be considered as an alternative to cash flow measures defined by GAAP, including cash flow from operating activities. We define Free Cash Flow as cash provided by operating activities less capital expenditures net of the proceeds from the disposition of property, plant, equipment, and other assets. We use this metric to assess the liquidity of our consolidated business. We present this metric for the convenience of investors who use such metrics in their analysis and for shareholders who need to understand the metrics we use to assess performance and monitor our cash and liquidity positions.

Reconciliation of Adjusted EBITDA and Adjusted Net Income ($’s in millions) (unaudited) 20 Full Year 2026 Guidance(1) Three Months Ended March 31, HighLow20252026 $ 218.6$ 200.4$ 11.6$ 23.3Income from continuing operations Add: 81.079.026.522.4Interest expense, net 48.038.22.81.3Provision for income taxes 235.0225.051.753.5Depreciation, depletion, and amortization expense(2) 582.6542.692.6100.5EBITDA from continuing operations Add (less): ——(0.3)—Gain on sale of businesses 2.32.30.82.3Impact of acquisition and divestiture-related expenses(3) 0.10.10.10.1Other, net expense $ 585.0$ 545.0$ 93.2$ 102.9Adjusted EBITDA from continuing operations 21.7%21.0%17.0%18.0 %Adjusted EBITDA Margin from continuing operations Three Months Ended March 31, 20252026 $ 11.6$ 23.3Income from continuing operations (0.2)—Gain on sale of businesses, net of tax 0.61.8Impact of acquisition and divestiture-related expenses, net of tax(3) $ 12.0$ 25.1Adjusted Net Income from continuing operations (1) The Company's full year revenue and Adjusted EBITDA guidance (as of April 30, 2026) is for continuing operations and excludes the financial results of the barge business and any potential impact of the gain expected to be recognized on the sale (2) Includes the impact of the fair value markup of acquired long-lived assets. (3) Expenses associated with acquisitions and divestitures, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, separation, and other transaction costs.

Reconciliation of Adjusted Segment EBITDA
($'s in millions)
(unaudited)

	Three Months Ended March 31,		Year Ended December 31,		Twelve Months Ended March 31,
	2026	2025	2018	2025	2026
Construction Products					
Operating Profit	$ 14.9	$ 18.3	$ 50.4	$ 189.7	$ 186.3
Add: Depreciation, depletion, and amortization expense[1]	40.4	38.6	21.9	164.7	166.5
Segment EBITDA	55.3	56.9	72.3	354.4	352.8
Add: Impact of acquisition and divestiture-related expenses[2]	0.4	—	0.8	—	0.4
Add: Impairment charge	—	—	—	1.6	1.6
Adjusted Segment EBITDA	$ 55.7	$ 56.9	$ 73.1	$ 356.0	$ 354.8
Adjusted Segment EBITDA Margin	20.2 %	21.7 %	25.0 %	27.2 %	26.8 %
Engineered Structures					
Operating Profit	$ 49.8	$ 38.8	$ 28.6	$ 169.0	$ 180.0
Add: Depreciation and amortization expense[1]	12.6	12.7	29.7	49.1	49.0
Segment EBITDA	62.4	51.5	58.3	218.1	229.0
Add: Impairment charge	—	—	23.2	—	—
Adjusted Segment EBITDA	$ 62.4	$ 51.5	$ 81.5	$ 218.1	$ 229.0
Adjusted Segment EBITDA Margin	21.1 %	18.1 %	10.4 %	18.3 %	19.1 %
Transportation Products[3]					
Operating Profit	$ —	$ —	$ 48.4	$ —	$ —
Add: Depreciation and amortization expense	—	—	15.5	—	—
Segment EBITDA	—	—	63.9	—	—
Adjusted Segment EBITDA	$ —	$ —	$ 63.9	$ —	$ —
Adjusted Segment EBITDA Margin			16.3 %		
Operating Loss - Corporate	$ (17.6)	$ (16.1)	$ (32.5)	$ (82.4)	$ (83.9)
Add: Impact of acquisition and divestiture-related expenses - Corporate[2]	1.9	0.8	—	2.1	3.2
Add: (Gain) loss on sale of business	—	(0.3)	—	14.7	15.0
Add: Corporate depreciation expense	0.5	0.4	0.5	1.7	1.8
Adjusted EBITDA from continuing operations	$ 102.9	$ 93.2	$ 186.5	$ 510.2	$ 519.9

[1] Includes the impact of the fair value markup of acquired long-lived assets.
[2] Expenses associated with acquisitions and divestitures, including the cost impact of the fair value markup of acquired inventory, advisory and professional fees, integration, separation, and other transaction costs.
[3] For 2025 and 2026, the financial results of the barge business are included in discontinued operations and Transportation Products is no longer a reportable segment.

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Reconciliation of Net Debt to Adjusted EBITDA and Free Cash Flow

($'s in millions)
(unaudited)

	As of					
	December 31, 2023	December 31, 2024[1]	December 31, 2025	March 31, 2026	April 1 Barge Divestiture[2]	March 31, 2026 Pro Forma
Total debt excluding debt issuance costs	$ 573.1	$ 1,707.1	$ 1,538.4	**$ 1,536.0**	**$ (83.0)**	**$ 1,453.0**
Cash and cash equivalents	104.8	187.3	214.6	**153.2**	**287.0**	**440.2**
Net Debt	$ 468.3	$ 1,519.8	$ 1,323.8	**$ 1,382.8**	**$ (370.0)**	**$ 1,012.8**
Adjusted EBITDA (trailing twelve months)	$ 367.6	$ 515.2	$ 583.3	**$ 594.7**	**$ (74.8)**	**$ 519.9**
Net Debt to Adjusted EBITDA	1.3	2.9	2.3	**2.3**		**1.9**

	Year Ended December 31,			Twelve Months Ended March 31,
	2023	2024	2025	2026
Cash Provided by Operating Activities	$ 261.0	$ 502.0	$ 341.1	**$ 420.3**
Capital expenditures	(203.5)	(189.7)	(165.6)	**(176.1)**
Proceeds from disposition of assets	36.6	18.3	26.6	**28.2**
Net Capital Expenditures	(166.9)	(171.4)	(139.0)	**(147.9)**
Free Cash Flow	$ 94.1	$ 330.6	$ 202.1	**$ 272.4**

[1] These periods include pro forma adjustments to Adjusted EBITDA for acquisitions and divestitures during the period, as previously disclosed.
[2] We estimate after-tax net proceeds of $370 million from sale of the barge business, after deducting closing costs, transaction expenses, and anticipated taxes. In April, we used $83 million of the proceeds to prepay a portion of the outstanding term loan balance.

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How to Find Us 23 OUR WEBSITE www.arcosa.com NYSE TICKER ACA INVESTOR CONTACT InvestorResources@arcosa.com